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                    SECURITIES AND EXCHANGE COMMISSION
                           Washington, DC  20549


                                 FORM 8-K


                          Current Report Pursuant
                       to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

    Date of report (Date of earliest event reported) August 23, 1998

        Southeastern Income Properties Limited Partnership
        (Exact Name of Registrant as Specified in Its Charter)

                             Virginia
             (State or Other Jurisdiction of Incorporation)

            0-16848                        54-1350850
   (Commission File Number)         (I.R.S. Employer Identification No.)

    5 Cambridge Center, Cambridge, Massachusetts                 02142
      (Address of Principal Executive Offices)                  (Zip Code)

                              (617) 234-3000
           (Registrant's Telephone Number, Including Area Code)

                                    N/A
       (Former Name or Former Address, if Changed Since Last Report)


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Item 2.  Acquisition or Disposition of Assets

         The Registrant sold its Pelham Ridge Apartments property located in Greensboro, North Carolina on November 23, 1998 and its Seasons Chase Apartments property located in Greensboro, North Carolina on November 25, 1998, in each case to an unaffiliated third party. Net proceeds to the Registrant from these sales, after satisfaction of closing costs, were approximately $8,100,000. It is expected that these sales will generate a gain of approximately $3,384,978 for financial reporting purposes and $1,756,121 for tax purposes. In addition, it is expected that all or a portion of the net proceeds will be distributed to the Registrant's partners during the fourth quarter of 1998.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (b)  Pro Forma Financial Information:

         The required pro forma financial information will be provided in Registrant's Annual Report on Form 10-KSB for the year ended December 31, 1998.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized this 1st day of December, 1998.

                                            SOUTHEASTERN INCOME PROPERTIES
                                            LIMITED PARTNERSHIP

                                            By: Winthrop Southeast Limited
                                                Partnership, Its General Partner


                                                By: Eight Winthrop Properties,
                                                    Inc., Its General Partner

                                                    By: /s/ Michael Ashner
                                                        -----------------------
                                                        Michael Ashner
                                                        Chief Executive Officer
                                                        and President